Exhibit 10.5
GUARANTY OF RECOURSE OBLIGATIONS
This GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”) is entered into as of July 28, 2022, by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (whether one or more collectively referred to as “Guarantor”), for the benefit of CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent for the Lenders under the hereinafter described Credit Agreement (together with its successors and assigns in such capacity, “Administrative Agent”), for the benefit of the Lenders.
RECITALS
A.    Pursuant to the Credit and Security Agreement, dated as of even date herewith (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), between ACRC Lender CO LLC (“Borrower”), Administrative Agent and Lenders, Lenders made loan (as amended, supplemented, increased, renewed and otherwise modified from time to time, the “Loan”) available to Borrower on the terms and conditions set forth therein. Initially capitalized terms used without definition herein have the meanings ascribed thereto in the Credit Agreement.
B.    WHEREAS, Lenders are not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lenders of the Guaranteed Obligations (as herein defined); and
WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lenders’ making the Loan to Borrower.
A G R E E M E N T S:
NOW, THEREFORE, as an inducement to Lenders to make the Loan to Borrower and to extend such additional credit as Lenders may from time to time agree to extend under the Credit Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:
1.    DEFINED TERMS. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
2.    THE GUARANTY.
2.1    Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor, plus all reasonable, actual and documented fees and out-of-pocket expenses, including, without limitation, reasonable attorney's fees and disbursements, that are incurred by Administrative Agent and Lenders in the enforcement of any obligation of Guarantor hereunder.
2.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means the following:
(a)    all losses, damages, liabilities, obligations, costs and expenses (including, without limitation, reasonable attorney’s fees), penalties, charges, fines, fees,

causes of action, suits, claims, demands, judgments, and awards of any nature or description whatsoever, in each case, which are incurred by or awarded against Administrative Agent or any other Secured Party as a result of:
(i)    fraud, willful misconduct or gross negligence by Borrower or Guarantor in connection with the execution, delivery and performance of this Guaranty, the Loan Agreement or any of the other Loan Documents, or any certificate, report, financial statement or document required to be delivered to Lender under the Loan Documents at the time of the closing of the Loan Agreement or during the term of the Loan Agreement;
(ii)    the misappropriation by Borrower or Guarantor in violation of the Loan Documents of (A) any insurance proceeds, (B) condemnation proceeds, or (C) revenues generated after an Event of Default under the Underlying Loan;
(iii)    any intentionally false representation or warranty made by Borrower under the Loan Documents;
(iv)    if Borrower or Guarantor (or any Person comprising Borrower or Guarantor), in bad faith, interferes with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender available to Lender under the Loan Documents, including, without limitation, seeking a defense or filing a petition for judicial intervention or injunctive or other equitable relief of any kind, or asserting in a pleading filed in connection with a judicial proceeding any defense against the Lender; provided, however, if the applicable enforcement action was commenced due to an Event of Default under Section 7.1 of this Agreement, any such contest will be deemed to be in bad faith;
(v)    exercise of any Conversion with respect to the Project by Borrower or an Affiliate of Borrower in violation of the Loan Agreement;
(vi)    if Borrower exercises its right as lender under the Underlying Loan Documents and forecloses on the Project, accepts a deed-in-lieu of foreclosure on the Project, or otherwise becomes a mortgagee-in-possession under applicable law with respect to the Project and (A) there is any failure to correct any environmental condition in violation of Environmental Laws, or any failure to remove any Hazardous Material pursuant to a requirement of Environmental Law, in each case, with respect to the Project, or any economic waste or (B) Borrower fails to maintain insurance required by the Underlying Loan Documents applicable to the Project (provided that Guarantor shall not have liability pursuant to this clause (B) to the extent that the Project fails to generate sufficient revenue to pay such insurance policies required by the Underlying Loan Documents (except insufficient revenue which results from the intentional misapplication or misappropriation by Borrower or any of its Affiliates of any revenue from the Project));
(b)    repayment of all Obligations under the Credit Documents in the event of:
(i)    Borrower or Guarantor consents to or joins in any application for the appointment of a custodian, receiver, trustee or examiner for Borrower or Borrower's assets and liabilities in a federal or state bankruptcy or insolvency proceeding except for (x) he appointment of a receiver or trustee in bankruptcy in connection with a foreclosure of the Underlying Loan or (y) the appointment of a receiver or trustee in bankruptcy in connection with a foreclosure of the Collateral by Lender pursuant to the Loan Agreement;
(ii)    Borrower commences a voluntary federal or state bankruptcy or insolvency proceeding;
(iii)    Any breach by Borrower of the separateness covenants set forth in the Loan Agreement that result in the substantive consolidation of the assets and/or liabilities of Borrower with any other Person (including, without limitation, in connection with any insolvency law); or
(iv)    an involuntary bankruptcy or insolvency proceeding is commenced against Borrower in connection with which Borrower or any subsidiary thereof (alone or in any combination) (A) has or have colluded or conspired in any way with the creditors commencing or filing such proceeding, (B) has solicited or caused to be solicited petition creditors for any involuntary bankruptcy or insolvency petition against Borrower from any Person, or (C) has filed an answer consenting to or joining in with respect to such involuntary bankruptcy or insolvency proceeding; provided, that nothing in this clause (iv) shall cause any recourse to Guarantor if any such proceeding is one filed by Lender (other than proceedings whereby Lender joined in solely to protect its rights under the Loan);
2.3    Continuing Guaranty; Guaranty of Payment. This Guaranty is a continuing guaranty of the Guaranteed Obligations, and Guarantor agrees that the obligations of Guarantor to Administrative Agent and Lenders hereunder shall be primary obligations, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Administrative Agent, any Lender, Borrower or any other Person. Guarantor shall be regarded, and shall be in the same position, as the principal debtors with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Administrative Agent or any Lender which is inconsistent with the first sentence of this Section 2.3 shall be null and void and may be ignored by Administrative Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Administrative Agent and Lenders have specifically agreed otherwise in writing.
2.4    Liability of Guarantor Not Affected. This Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstances or condition, including, without limitation:
(a)    the attempt or the absence of any attempt by Administrative Agent (on behalf of Lenders) to obtain payment or performance by Borrower or Guarantor (this being a guaranty of payment and performance and not of collection);
(b)    delay by Administrative Agent (on behalf of Lenders) in enforcing or absence of action to enforce Guarantor's obligations hereunder or of any other party under the Credit Documents, or any prior partial exercise by Administrative Agent (on behalf of Lenders) of any right or remedy hereunder or under any of the other Credit Documents;
(c)    the fact that Borrower is not liable for the payment or performance of the Guaranteed Obligations, or any portion thereof, for any reason whatsoever,

Guarantor being liable for the Guaranteed Obligations notwithstanding that Borrower may not be liable for such Guaranteed Obligations;
(d)    any renewal, extension, substitution, modification, settlement, compromise, replacement of or indulgence with respect to, the Obligations, all of which Administrative Agent (on behalf of Lenders) is hereby authorized to make;
(e)    any sale, exchange, release, surrender or other disposition of, or realization upon, any collateral securing the Obligations, or any amendment, waiver, settlement or compromise of any guaranties of the Obligations, or any other obligation of any Person with respect to the Credit Documents;
(f)    the acceptance by Administrative Agent (on behalf of Lenders) of any additional security for the Obligations;
(g)    the lack of genuineness, validity, regularity or enforceability of or amendment, waiver or consent by Administrative Agent (on behalf of Lenders) with respect to, any provision of any instrument evidencing, securing or otherwise relating to the Obligations, or any part thereof, including without limitation, the other Credit Documents;
(h)    the existence, value or condition of, or the failure by Administrative Agent (on behalf of Lenders) to take any steps to perfect, maintain, or enforce, the security interests or remedies under the Credit Documents, or to preserve the rights to or protect any security or collateral, for the Obligations granted to Administrative Agent (for the benefit of Lenders);
(i)    any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar event or proceedings with respect to Borrower or Guarantor or any other Person, as applicable, or any of their respective properties (each, an “Insolvency Proceeding”), or any action taken by Administrative Agent (on behalf of Lenders), any trustee or receiver or by any court in any such Insolvency Proceeding;
(j)    the failure by Administrative Agent (on behalf of Lenders) to file or enforce a claim against the estate (either in an Insolvency Proceeding or other proceeding) of Borrower or Guarantor or any other Person;
(k)    in any proceeding under the Bankruptcy Code: (i) any election by Administrative Agent (on behalf of Lenders) under Section 1111(b)(2) of the Bankruptcy Code, (ii) any borrowing or grant of a security interest by Borrower as a debtor-in-possession under Section 364 of the Bankruptcy Code, (iii) the inability of Administrative Agent (on behalf of Lenders) to enforce the Obligations against Borrower by application of the automatic stay provisions of Section 362 of the Bankruptcy Code, or (iv) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s or any Lender's claim(s) against Borrower for repayment of the Obligations;
(l)    the failure of Guarantor to receive notice of any intended disposition of the collateral for the Obligations;

(m)    any merger or consolidation of Borrower into or with any other entity, or any sale, lease or transfer of any of the assets of Borrower or Guarantor to any other Person;
(n)    any change in the ownership of Borrower, or any change in the relationship between Borrower and Guarantor or any termination of any such relationship;
(o)    the death, incapacity, insanity, disability, dissolution or other change in status of Borrower or Guarantor;
(p)    the making of additional loans to Borrower, the increase or reduction of the maximum principal amount of the Obligations, the increase or reduction in the interest rate provided in the Notes, or any other modification, amendment, release or waiver of the terms of the Credit Documents;
(q)    the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor; and
(r)    any other action or circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, Guarantor or any other guarantor.
Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters, whether or not Guarantor had notice or knowledge of same. It is the purpose and intent of this Guaranty that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
2.5    Rights of Administrative Agent. Administrative Agent is hereby authorized, without notice to or demand of Guarantor and without affecting the liability of Guarantor hereunder, to take any of the following actions from time to time on behalf of Lenders, and neither Administrative Agent nor any Lender shall incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor or any of them under this Guaranty:
(a)    increase or decrease the amount of, or renew, extend, accelerate or otherwise change the time, place or terms for payment of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement evidencing, securing or otherwise relating to any of the Obligations, including, without limitation, the making of additional advances thereunder;
(b)    accept and apply any payments on or recoveries against the Obligations from any source, and any proceeds of any security therefor, to the Obligations in such manner, order and priority as Administrative Agent may elect in Administrative Agent’s sole discretion;
(c)    take, hold, sell, exchange, release or otherwise dispose of all or any property pledged, mortgaged or conveyed, or in which Administrative Agent has been granted a lien (for the benefit of Lenders), as security for the Obligations or the payment of this Guaranty;
(d)    settle, release, compromise, collect or otherwise liquidate the Obligations or any portion thereof;

(e)    accept, hold, substitute, add or release any other guaranty or endorsements of the Obligations;
(f)    take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available to Administrative Agent at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;
(g)    amend or modify, in any manner whatsoever, the Credit Documents;
(h)    extend or waive the time for any Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
(i)    release anyone who may be liable in any manner for the payment of any amounts owed by Borrower, Guarantor or any other Borrower Party to Administrative Agent or Lenders;
(j)    modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor, Borrower or any Borrower Party are subordinated to the claims of Administrative Agent and Lenders; and
(k)    at any time after maturity of the Obligations, apply toward payment of the Guaranteed Obligations (i) any indebtedness due or to become due from Administrative Agent or any Lender to Guarantor, and (ii) any moneys, credits, or other property belonging to Guarantor at any time held by or coming into the possession of Administrative Agent or any Lender or any affiliates thereof, whether for deposit or otherwise.
2.6    Subordination. All indebtedness now or hereafter owing by Borrower to Guarantor for borrowed money or otherwise is hereby subordinated to the payment of the Obligations, and, following and during the continuance of any Event of Default hereunder or under any of the other Credit Documents, Guarantor shall not accept payment of all or any portion of such subordinated indebtedness until satisfaction in full of the Obligations. All security interests, liens and encumbrances which Guarantor now or hereafter may have upon any of the assets of Borrower are hereby subordinated to all security interests, liens and encumbrances heretofore, now or hereafter granted to Administrative Agent (for the benefit of Lenders) pursuant to any of the Credit Documents.
2.7    [Reserved]
3.    GUARANTOR'S ADDITIONAL WAIVERS
3.1    Statutes of Limitation. Guarantor irrevocably waives all statutes of limitation as a defense to any action or proceeding brought against Guarantor, Borrower or any other Borrower Party by Administrative Agent or any Lender, to the fullest extent permitted by law.
3.2    Election of Remedies. If Administrative Agent (on its own behalf or on behalf of Lenders) may, under applicable law, proceed to realize benefits under any of the Credit Documents giving Administrative Agent (for the benefit of Lenders) a lien upon any collateral owned by Borrower or any other Borrower Party, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of Administrative Agent’s rights and remedies under this Guaranty. If, in the exercise of any of Administrative Agent’s rights and remedies against Borrower, Guarantor or any other Person liable with respect to the Obligations or the Guaranteed Obligations (as the case may be), Administrative Agent shall forfeit any of the rights or remedies available to Administrative Agent (on behalf of Lenders), including any right to enter a deficiency judgment against Borrower, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Administrative Agent, as applicable, and waives any claim or defense based upon such action, even if such action by Administrative Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Administrative Agent. Any election of remedies which results in the denial or impairment of the right of Administrative Agent (on behalf of Lenders) to seek a deficiency judgment against Borrower shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations, and Guarantor hereby irrevocably waives any defense based upon an election of remedies made by Administrative Agent (on behalf of Lenders) or any other election afforded to Administrative Agent pursuant to applicable law, including, without limitation, (a) any election to proceed by judicial or nonjudicial foreclosure or by Uniform Commercial Code sale or by deed or assignment in lieu thereof, or any election of remedies which destroys or otherwise impairs the subrogation rights of the Guarantor or the rights of the Guarantor to proceed against Borrower or any other Person for reimbursement, or both, (b) the waiver by Administrative Agent or Lenders, either by action or inaction of Administrative Agent or Lenders or by operation of law, of a deficiency judgment against Borrower, and (c) any election pursuant to an Insolvency Proceeding.
3.3    Rights of Subrogation and Other Rights.
(a)    Guarantor hereby expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) (i) any and all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Guaranteed Obligations for any disbursements made by Guarantor under or in connection with this Guaranty, (ii) all claims of any kind or type against Borrower as a result of any payment made by Guarantor to Administrative Agent (for the account of Lenders) or Lenders, and (iii) any right to participate in any security now or hereafter held by Administrative Agent (for the benefit of Lenders). In furtherance, and not in limitation, of the foregoing, Guarantor agrees that any payment to Administrative Agent for the account of Lenders pursuant to this Guaranty shall be deemed a contribution to the capital of Borrower or other obligated party and shall not constitute Guarantor a creditor of Borrower or such other party.
(b)    Guarantor hereby further acknowledges and agrees that (i) this waiver is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability of this Guaranty (ii) Administrative Agent and Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 3.3 and their rights under this Section 3.3 shall survive payment in full of the Guaranteed Obligations, and (iii) to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Borrower or against any collateral or security for any of the Guaranteed Obligations shall be junior and subordinate to any rights Administrative Agent and Lenders may have against Borrower and to all right, title and interest Administrative Agent (for the benefit of Lenders) may have in such collateral or security.

3.4    Demands and Notices. Guarantor irrevocably waives all presentments, demands for performance, protests, notices of protest, notices of dishonor, notice of acceleration to Borrower, any other Person or any other party with respect to the Loan or the Guaranteed Obligations, notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations, notices of defaults by Borrower or any other Person liable for all or any portion of the Guaranteed Obligations and demands and notices of every kind that may be required to be given by any statute or rule or law.
3.5    Borrower Information. Guarantor irrevocably waives (a) any duty of Administrative Agent or Lenders to advise Guarantor of any facts that may now or hereafter be known to Administrative Agent or Lenders regarding Borrower regardless of whether Administrative Agent or Lenders have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor, Guarantor acknowledging that Guarantor is fully responsible for being and keeping informed of the financial conditions and affairs of Borrower, and (b) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower.
3.6    Limitation of Liability. Guarantor irrevocably waives any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against Borrower or Guarantor, their property, or their estate in bankruptcy, resulting from the operation of any provision of the state or federal bankruptcy laws, or from the decision of any court.
3.7    Lack of Diligence. Guarantor irrevocably waives any and all claims or defenses based upon lack of diligence in: (a) collection of any Obligations; (b) protection of any collateral or other security for the Indebtedness or Obligations; or (c) realization upon any collateral or under any of the other Credit Documents.
3.8    Other Defenses. Guarantor irrevocably waives any other defenses, set-offs or counterclaims which may be available to Borrower, or any other Guarantor, and any and all other defenses now or at any time hereafter available to Guarantor (including, without limitation, those given to sureties) at law or in equity, including but not limited to any defenses based upon:
(a)    the incapacity, lack of authority, death or disability of Borrower, any other Guarantor or Person;
(b)    the failure of Administrative Agent to commence (on behalf of Lenders) an action against Borrower or any other Person or to proceed against or exhaust any security held by Administrative Agent, for the benefit of Lenders, or by Lenders at any time or to pursue any other remedy whatsoever at any time;
(c)    the consideration for this Guaranty;
(d)    any acts or omissions of Administrative Agent or Lenders which vary, increase or decrease the risk of Guarantor;
(e)    the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Administrative Agent and Lenders or intended or understood by Administrative Agent, Lenders or Guarantor;

(f)    any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;
(g)    Administrative Agent’s election (on behalf of Lenders), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; and
(h)    any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code.
3.9    Nature of Waivers. It is agreed among Guarantor, Administrative Agent and Lenders that the waivers set forth in this Guaranty (both in this Section and elsewhere) are of the essence of the transaction contemplated by the Credit Documents and that, but for this Guaranty and such waivers, Administrative Agent and Lenders would decline to enter into the Credit Agreement.
4.    REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor represents, warrants and covenants to Administrative Agent and Lenders as follows:
4.1    Financial Statements. All financial statements and other financial information furnished or to be furnished to Administrative Agent (a) are or will be true and correct in all material respects and do or will fairly represent the financial condition of Guarantor (including all contingent liabilities) in each case as of the date delivered, and (b) were or will be prepared in accordance with generally accepted accounting principles, consistently applied. There has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished Administrative Agent.
4.2    No Defaults. There is no existing event of default, and no event has occurred which with the passage of time and/or the giving of notice will constitute an event of default, under any agreement to which Guarantor is a party, which event of default could reasonably be expected to have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations under this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or constitute a default under, any agreement to which Guarantor is a party or by which Guarantor or its property is bound.
4.3    No Litigation. There are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which, if decided adversely, could reasonably be expected to adversely affect performance by Guarantor of such Guarantor's obligations pursuant to and as contemplated by the terms and provisions of this Guaranty.
4.4    Accuracy. Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Administrative Agent by Guarantor contains any untrue statement of fact or omits to state a fact material to this Guaranty, in each case as of the date of such document, financial statement, credit information or statement.
4.5    No Defenses. As of the date of this Guaranty, Guarantor's obligations under this Guaranty are not subject to any offsets or defenses against Administrative Agent or Lenders of any kind.

4.6    Organization. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with its principal place of business at 245 Park Avenue, 42nd Floor, New York, NY 10167. Guarantor owns one hundred percent (100%) of the indirect membership interests in Borrower clear of all liens, claims and encumbrances. Guarantor has full right, power and authority to execute the Credit Documents to which it is a party on its own behalf.
4.7    Governing Documents. A true, complete and correct copy of the certificate of incorporation and any amendments thereto and all other documents creating and governing Guarantor (collectively, the “Guarantor Documents”) have been furnished to Administrative Agent. The Guarantor Documents constitute the entire agreement among the members of Guarantor and are binding upon and enforceable against each of the members in accordance with their terms, subject to bankruptcy and other laws affecting the rights of creditors, generally. There are no other agreements, oral or written, among the members of Guarantor. No breach exists under any of the Guarantor Documents and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under any of the Guarantor Documents.
4.8    Existence. Guarantor shall preserve and keep in full force and effect its existence, entity status, franchises, rights and privileges under the laws of its state of formation. Guarantor shall not wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so. Guarantor shall not amend or terminate or permit the amendment or termination of the Guarantor Documents without the prior written consent of Administrative Agent. Guarantor shall not change its name, identity, or organizational structure, the location of its chief executive office or its place of business or its state of organization unless Administrative Agent has been notified in writing in advance.
5.    COVENANTS
5.1    No Defenses. Guarantor agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Administrative Agent or any Lender of any kind which may arise in the future.
5.2    Financial Information. Guarantor hereby agrees, as a material inducement to Lenders to make the Loan to Borrower, to furnish to Administrative Agent the financial statements required of Guarantor under the Credit Agreement. Guarantor hereby warrants and represents unto Administrative Agent and Lenders that any and all balance sheets, net worth statements and other financial data which may hereafter be given to Administrative Agent with respect to Guarantor will, at the time of such delivery, fairly and accurately present the financial condition of Guarantor.
5.3    Minimum Tangible Net Worth and Liquidity Covenants. Until the Obligations have been finally and indefeasibly paid in full, Guarantor shall maintain, as of the last day of each calendar quarter: (a) tangible net worth, determined in accordance with GAAP (but excluding goodwill, other intangible assets and any Affiliate note receivables), is now and shall, at all times during the term of this Guaranty, in an amount not less than the sum of (7) 80% of Guarantor's tangible net worth as of June 30, 2022, plus (2) 80% of the total net contributed capital actually received (after deducting transaction costs) as a result of the issuance of equity interest in the Guarantor subsequent to June 30, 2022; and (b) Liquid Assets having a market value of at least the greater of (1) $5,000,000 and (2) 50% of the Guarantor's recourse debt (not to exceed $10,000,000). As used in this Section 5.3, “Liquid Assets” means, as of the applicable date, Guarantor’s unrestricted and unencumbered (whether by Liens, negative pledges, or otherwise) (i) cash, and (ii) stocks, bonds, and mutual fund shares, in each instance that can be readily sold for cash on stock exchanges or over-the-counter markets provided that if the Guarantor's liquid assets equal or exceed $5,000,000 then for purposes of clause (b)(2) above, Guarantor may include Guarantor's available borrowing capacity in the calculation of liquid assets under clause (b)(2) above.
5.4    Determination of Compliance by Administrative Agent. Administrative Agent shall determine, in its reasonable discretion, whether Guarantor has complied with each of the foregoing covenants in this Section 5.
6.    MISCELLANEOUS
6.1    Enforcement. Administrative Agent shall have the right to enforce this Guaranty in a separate action against one or more Persons comprising Guarantor, or by an action against Guarantor and some or all of the other Persons obligated under the Credit Documents, or any combination of the foregoing.
6.2    Revival and Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower or any other Borrower Party for liquidation or reorganization, should Borrower or any other Borrower Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower or such Borrower Party's assets. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or Lenders, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made to Administrative Agent (for the account of Lenders) or to any Lender in the first place. In the event that any payment of any Obligation, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
6.3    No Marshaling. Administrative Agent has no obligation to marshal any assets in favor of Guarantor, or against or in payment of (a) any of the Guaranteed Obligations, or (b) any other obligation owed to Administrative Agent or Lenders by Guarantor, Borrower or any other Person.
6.4    No Modification, Waiver or Release Without Writing. Except as may otherwise be expressly set forth herein, this Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever, nor shall any waiver of any of the provisions of this Guaranty be binding upon Administrative Agent or Lenders, except as expressly set forth in a writing duly executed by Administrative Agent (on behalf of Lenders). No waiver by Administrative Agent (on behalf of Lenders) of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Administrative Agent (on behalf of Lenders) permitted hereunder shall in any way affect or impair Administrative Agent’s or any Lender's rights or the obligations of Guarantor under this Guaranty.
6.5    Assignment; Successors and Assigns. Guarantor may not assign its obligations or liability under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. Lenders may, without notice to anyone, sell or assign the Guaranteed Obligations, the Notes or other Credit Documents or any part thereof, or grant participations therein, and in any such event each and every assignee or holder of, or participant in, all or any of the Guaranteed Obligations shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Administrative Agent shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Lenders.
6.6    Integration. This Guaranty is the entire agreement of Guarantor with respect to the subject matter of this Guaranty, provided that this Guaranty shall not in any way limit or abrogate the obligations of Guarantor under any other Credit Documents to which Guarantor is party.
6.7    Rights Cumulative. All of Administrative Agent’s and each Lender's rights under this Guaranty and the other Credit Documents are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or the other Credit Documents or any other right of Administrative Agent or Lenders not set forth in this Guaranty or the other Credit Documents.
6.8    Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
6.9    Material Inducement; Consideration. Guarantor acknowledges and agrees that Administrative Agent and Lenders are specifically relying upon the representations, warranties, agreements and waivers contained herein and that such representations, warranties, agreements and waivers constitute a material inducement to Administrative Agent and Lenders to accept this Guaranty and to enter into the Credit Agreement and the transaction contemplated therein. Guarantor further acknowledges that it expects to benefit from Lenders’ extension of financing accommodations to Borrower because of its relationship to Borrower, and that it is executing this Guaranty in consideration of that anticipated benefit.
6.10    Cooperation. Guarantor acknowledges that Lenders and their successors and assigns may (i) sell, transfer or assign all or a portion of the Loan to one or more investors, or (ii) participate the Loan secured by this Guaranty to one or more investors. Guarantor shall cooperate with Administrative Agent in effecting any such transaction and shall provide such information and documents relating to Guarantor, as Administrative Agent may reasonably request in connection therewith, including information concerning its business and operations that Administrative Agent may reasonably request. Administrative Agent shall be permitted to share all such information with the proposed transferees and participants, provided such parties agree to keep such information confidential.
6.11    Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be deemed one and the same agreement. This Guaranty may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), or other electronic or facsimile format, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Guaranty. Guarantor (a) agrees that it will be bound by its own Electronic Signature (as defined below), (b) accepts the Electronic Signature of each other party to this Guaranty, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act, or any other similar state law
6.12    Governing Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Illinois (the “State”), without regard to conflicts of law principles.
6.13    Assignment of Rights in Insolvency Proceedings. In the event any Insolvency Proceeding is instituted by or against Borrower, whether voluntary or involuntary, Administrative Agent (on behalf of Lenders) shall have the right to: (a) file claims in any such proceeding on behalf of Guarantor and (b) vote Guarantor's claims in any such proceeding.
6.14    Time of Essence. Time is of the essence in this Guaranty.
6.15    Notice. Any notice or other communication required or permitted to be given under this Guaranty shall be in writing addressed to the respective party as set forth below and shall be delivered in accordance with Section 10.1 of the Credit Agreement.
If to Guarantor:    245 Park Avenue, 42nd Floor
New York, New York 10167
Attn: Capital Markets and Legal
Email: ssasidharan@aresmgmt.com;
AREGDEBTLEGAL@aresmgmt.com

With a copy to: Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Loren N. Finegold
Telephone: (212) 906-1327
Email: loren.finegold@lw.com

If to Administrative Agent:    Capital One, National Association
77 W. Wacker Drive, 10th Floor
Chicago, Illinois  60601
Attention: Jason LaGrippe
Facsimile: 888-722-5146
Reference: Ares Briarcliff
with a copy to:    Capital One, National Association
500 W. Wacker Drive, 10th Floor
Chicago, Illinois 60601

Attention: Jeffrey M. Muchmore,
Managing Director
Facsimile: (855) 332-1699
Reference: Ares Briarcliff

with a copy to:    Capital One, National Association
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington,
Chief Counsel-Real Estate
Facsimile: (855) 438-1132
Reference: Ares Briarcliff
Any party may change its respective address for the giving of notice to another address by giving at least ten (10) business days’ notice of such change.
6.16    Parties in Interest. Except as expressly set forth herein, nothing in this Guaranty, whether express or implied, is intended to confer any rights or remedies under or by reason of this Guaranty on any person other than Administrative Agent and Lenders and their respective successors and assigns, nor is anything in this Guaranty intended to relieve or discharge the obligations or liability of any third persons to Administrative Agent and Lenders, nor shall any provision give any third persons other than Administrative Agent and Lenders and their respective successors and assigns any right of subrogation over or against Guarantor.
6.17    VENUE. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR, AT THE ADDRESS SET FORTH IN THIS GUARANTY AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
6.18    WAIVER OF JURY TRIAL. GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, ADMINISTRATIVE AGENT AND LENDERS, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, ADMINISTRATIVE AGENT AND LENDERS. GUARANTOR ACKNOWLEDGES THAT NONE OF ADMINISTRATIVE AGENT AND LENDERS, NOR ANY PERSON ACTING ON BEHALF OF ADMINISTRATIVE AGENT OR ANY LENDER, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT

GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. GUARANTOR, ADMINISTRATIVE AGENT AND LENDERS FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.
6.19    WAIVERS. THE WAIVERS SET FORTH IN THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, SECTIONS 7.17 AND 7.18 ABOVE) ARE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT NEITHER ANY LENDER, NOR ADMINISTRATIVE AGENT, NOR ANY PERSON ACTING ON BEHALF OF ANY OF THEM, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THESE WAIVERS OR IN ANY WAY TO MODIFY OR NULLIFY THEIR EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THESE WAIVERS BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL.
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EXECUTED as of the day and year first above written.

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland Corporation

By:	/s/ Elaine McKay
Name:	Elaine McKay
Title	Vice President